UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2011, we filed with the Secretary of State of the State of Nevada a Certificate of Change to effect a reverse stock split of all of the outstanding and authorized shares of common stock at a ratio of 1 for 30 and a reverse stock split of the authorized shares of preferred stock at a ratio of 1 for 30 (the “Reverse Split). Pursuant to the Certificate of Change, fractional number of shares outstanding after the reverse split will be rounded up to the next highest number of full shares. The Certificate of Change was approved and adopted by the Board of Directors in accordance with the applicable provisions of the Nevada Revised Statutes.

In connection with the Reverse Split, on July 19, 2011, we filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”). The Reverse Split is scheduled to take effect on or about August 3, 2011. Upon approval of the Reverse Split, FINRA will issue us a temporary ticker symbol for trading purposes.

Item 9.01 Financial Statements and Exhibits

(d.)  Exhibits
3.1 Certificate of Change, filed on July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

Date: July 20, 2011	By: /s/ T. Riggs Eckelberry Name: T. Riggs Eckelberry Title: Chief Executive Officer